Execution Version

Exhibit 10.5

HERCULES CAPITAL FUNDING TRUST 2022-1

$150,000,000

Senior Secured Notes

______________

Note Purchase Agreement
______________

Dated June 22, 2022

Table of Contents

Section Heading Page

-i-

-ii-

Schedule A — Defined Terms

Schedule 5.3 — Disclosure Materials

Schedule 5.4 — Ownership of Securitization Parties

Schedule 5.5 — Material Liabilities

Schedule 5.15 — Existing Indebtedness

Purchaser Schedule — Information Relating to Purchasers

-iii-

HERCULES CAPITAL FUNDING TRUST 2022-1

Senior Secured Notes due July 20, 2031

June 22, 2022

To Each of the Purchasers Listed in
the Purchaser Schedule Hereto:

Ladies and Gentlemen:

HERCULES CAPITAL FUNDING TRUST 2022-1, a Delaware statutory trust (the “Issuer”), the Depositor and Hercules (each, as defined below) agree with each of the Purchasers as follows:

Section 1. Authorization of Notes.

The Issuer will authorize the issue and sale of $150,000,000 aggregate principal amount of its Senior Secured Notes due July 20, 2031 (the “Notes”). The Notes will be issued by the Issuer pursuant to an indenture (as the same may be amended, supplemented or otherwise modified from time to time, the “Indenture”), dated as of June 22, 2022, by and among the Issuer and U.S. Bank Trust Company, National Association (“U.S. Bank”), a national banking association, not in its individual capacity, but solely in its capacity as the trustee (in such capacity, the “Trustee”). The Notes shall be issued in accordance with the Indenture and backed by a portfolio of Loan Assets and Related Property. The Issuer, the Depositor and Hercules are referred to herein each, as a “Securitization Party” and collectively, as the “Securitization Parties”.

On the Closing Date, the Issuer will enter into a sale and servicing agreement (as the same may be amended, supplemented or otherwise modified, the “Sale and Servicing Agreement”), dated as of the Closing Date, by and among the Issuer, Hercules Capital Funding 2022-1 LLC, a Delaware limited liability company, in its capacity as the trust depositor thereunder (the “Depositor”), Hercules Capital, Inc., a Maryland corporation (“Hercules”), in its capacity as the seller and the servicer thereunder (the “Servicer”), U.S. Bank, in its capacities as the Trustee and the paying agent thereunder, and U.S. Bank National Association (“USBNA”) in its capacities as the backup servicer and the custodian thereunder, pursuant to which, among other things, the Depositor will convey and contribute to the Issuer the Loan Assets and Related Property and the Servicer will perform the servicing duties specified therein in respect of the Loan Assets. On the Closing Date, the Depositor will enter into a sale and contribution agreement (as the same may be amended, supplemented or otherwise modified, the “Sale and Contribution Agreement”), dated as of the Closing Date, by and between the Depositor, as the purchaser, and Hercules, as the seller, pursuant to which, among other things, Hercules will convey and contribute to the Depositor the Loan Assets and Related Property.

The Notes will be offered and sold by the Issuer to the Purchasers pursuant to this Agreement without being registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided by Section 4(a)(2) thereof.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in Schedule A attached hereto and made a part hereof and, to the extent not set forth therein, shall have the meanings set forth or incorporated by reference in the Sale and Servicing Agreement or the Indenture, as applicable. The rules of construction set forth in Section 15.3 hereof shall govern for all purposes under this Agreement.

Section 2. Sale and Purchase of Notes.

Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to each Purchaser, and each Purchaser will purchase from the Issuer, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in the purchaser schedule to this Agreement listing the Purchasers of the Notes and including their notice information (the “Purchaser Schedule”) at the purchase price of 99.50% of the principal amount of $150,000,000. The Purchasers’ obligations hereunder (to the extent there is more than one Purchaser) are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 3. Closing.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, NY 10166, at closing (the “Closing”) on the date hereof (the “Closing Date”). At the Closing, the Issuer will deliver to such Purchaser the Notes to be purchased by such Purchaser in the form of a single Note ((or such greater number of Notes) in minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof as the Purchaser may request at least two (2) Business Days prior to the Closing Date) dated as of June 22, 2022 and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to or at the direction of the Issuer of an amount equal to the purchase price therefor by wire transfer of immediately available funds in accordance with the wiring instructions set forth in the Funding Notice (defined below). If at the Closing the Issuer shall fail to tender such Notes to any Purchaser as provided in this Section 3, or any of the conditions specified in Section 4 hereof shall not have been fulfilled to any Purchaser’s satisfaction or waived by such Purchaser in writing, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement (other than its obligations under Section 13 hereof), without thereby waiving any rights such Purchaser may have by reason of such failure by the Issuer to tender such Notes or any of the conditions specified in Section 4 hereof not having been fulfilled to such Purchaser’s satisfaction or waived by such Purchaser in writing.

Section 4. Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing in the manner set forth in Section 3 hereof is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions, except to the extent such conditions are waived by a Purchaser in writing:

Section 4.1. Representations and Warranties. The representations and warranties of each Securitization Party contained in this Agreement and the other Transaction Documents to which such Securitization Party is a party shall be true and correct when made and as of the Closing or such other date specified therein. Each Purchaser is entitled to rely on the representations and warranties of the Securitization Parties in any Transaction Document as though such representations and warranties were addressed to such Purchaser.

Section 4.2. Performance. Each Securitization Party shall have performed and complied with all agreements and conditions contained in this Agreement and the other Transaction Documents to which it is a party required to be performed or complied with by it prior to or at the Closing.

Section 4.3. No Rapid Amortization Event, Default, Event of Default or Servicer Default. Before and after giving effect to the issue and sale of the Notes by the Issuer (and the application of the proceeds thereof in the manner contemplated by this Agreement and the other Transaction Documents), no Rapid Amortization Event, Default, Event of Default or Servicer Default shall have occurred and be continuing.

Section 4.4. Compliance Certificates.

(a) Officer’s Certificate. Each Securitization Party shall have delivered to the Trustee an Officer’s Certificate, dated as of the Closing Date, certifying that (i) the conditions specified in Sections 4.2, 4.3, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11. 4.13, 4.14 and 4.17 hereof have been fulfilled, (ii) its representations and warranties in this Agreement and the other Transaction Documents to which it is a party are true and correct, (iii) it has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the other Transaction Documents to which it is a party at or prior to the Closing Date and (iv) there has been no event or development since March 31, 2022 that has resulted in or can reasonably be expected to result in a Material Adverse Effect.

(b) Secretary’s Certificate. Each Securitization Party shall have delivered to the Trustee a certificate of its Secretary or Assistant Secretary or the equivalent, dated as of the Closing Date, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement, the Notes and the other Transaction Documents to which it is a party, (ii) its organizational documents as then in effect and (iii) the names, titles and true signatures of its directors and officers or the equivalent who are authorized to sign the Transaction Documents to which it is a party.

Section 4.5. Opinions of Counsel.

(a) Dechert LLP, as counsel to the Securitization Parties, shall have furnished to the Trustee, written opinions that are customary for transactions of this type and reasonably satisfactory in form and substance to the Trustee and the Purchasers on corporate matters, UCC-related matters, bankruptcy law-related matters (including true sale or true contribution matters and non-consolidation matters), matters of Maryland law and securities law-related matters, addressed to the Trustee and the Purchasers and dated the Closing Date.

(b) Nixon Peabody LLP, as counsel to the Trustee, shall have furnished to the Trustee, written opinions that are customary for transactions of this type and reasonably satisfactory in form and substance to the Trustee and the Purchasers on general corporate and enforceability matters, addressed to the Trustee and the Purchasers and dated the Closing Date.

(c) Richards, Layton & Finger, P.A., as special Delaware counsel to the Owner Trustee, shall have furnished to the Trustee and the Purchasers, written opinions that are customary for transactions of this type and reasonably satisfactory in form and substance to the Trustee and the Purchasers on matters of Delaware law.

Section 4.6. Purchase Permitted By Applicable Law, Etc. On the Closing Date, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Section 5 of the Securities Act and Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.7. Sale and Delivery of Notes. The Notes to be sold to the Purchasers at the Closing in the manner set forth in Section 3 hereof are authenticated, executed and delivered to the Purchasers at the Closing and the original of such Notes shall be delivered to the Purchasers (or their respective custodians as designated by the applicable Purchaser) no later than two (2) Business Days following the Closing. Contemporaneously with the Closing the Issuer shall sell, on a joint and several basis, to each Purchaser and each Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.

Section 4.8. Payment of Special Counsel Fees. Without limiting Section 8.1 hereof, the Issuer shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel to the extent reflected in a statement of such counsel rendered to the Issuer on or prior to the Closing on the Closing Date.

Section 4.9. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.10. Changes in Corporate Structure. No Securitization Party shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following March 31, 2022 except as contemplated by the Transaction Documents on or prior to the Closing Date.

Section 4.11. Funding Instructions. Prior to the Closing Date, each Purchaser shall have received written instructions signed by a Responsible Officer of the Issuer confirming the wiring instructions for the purchase of the Notes specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited (the “Funding Notice”).

Section 4.12. [Reserved].

Section 4.13. Proceedings and Documents. Each of the Transaction Documents shall have been duly executed and delivered by the respective parties thereto. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, the Notes, the other Transaction Documents and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals (or electronic signatures as permitted by Section 15.4 hereof) or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.14. Liens. The Purchasers shall have received evidence reasonably satisfactory to the Purchasers and their counsel that on or before the Closing Date, all existing Liens on the Collateral shall have been released and all UCC-1 financing statements and assignments and other instruments required to be filed prior to or at the Closing Date pursuant to the Transaction Documents have been or are being filed on the Closing Date.

Section 4.15. [Reserved].

Section 4.16. KYC. At least five (5) days prior to the Closing Date (or such shorter time frame as acceptable to the related Purchaser), such Purchaser shall have received all documentation and other information required by such Purchaser under applicable “know-your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; provided that such Purchaser has provided at least ten (10) Business Day’s prior written notice to the Issuer regarding the documentation and other information so required.

Section 4.17. Solvency. On the Closing Date, each of the Securitization Parties shall have furnished to the Purchasers a certificate, dated as of the Closing Date, of an officer of each such entity that such entity shall be Solvent immediately after the consummation of the transactions contemplated by this Agreement and the other Disclosure Documents on the Closing Date.

Section 5. Representations and Warranties of the Securitization Parties.

Each Securitization Party, with respect to itself, represents and warrants to each Purchaser that:

Section 5.1. Organization; Power and Authority.

(a) Each Securitization Party (i) is a corporation, limited liability company or statutory trust, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, and (ii) is duly qualified as a foreign legal entity and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Each Securitization Party has the legal power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and the other Transaction Documents to which it is a party and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc.

(a) This Agreement and the other Transaction Documents to which each Securitization Party is a party (other than the Notes which are addressed in clause (b) below) have been duly and validly authorized by all requisite legal action and duly executed and delivered by such Securitization Party and, assuming the authorization, execution and delivery by the other parties thereto, will constitute the valid and binding agreement of such Securitization Party, as applicable, enforceable against it in accordance with its terms, except that the enforceability of this Agreement and such other Transaction Documents may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) The Notes have been duly authorized by all requisite legal action on the part of the Issuer and when duly executed by the Issuer in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to each Purchaser against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture, enforceable against the Issuer in accordance with their terms, except that the enforceability of the Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Notes will conform in all material respects to the description thereof in the Indenture.

(c) Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 6 hereof, no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required in connection with the offer and sale of the Notes in the manner contemplated hereby.

Section 5.3. Disclosure. This Agreement, the Transaction Documents and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Issuer on or prior to the Closing Date in connection with the transactions contemplated hereby and identified in Schedule 5.3 attached hereto (this Agreement, the Transaction Documents and such other documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed to the Purchasers in writing, there has been no change in the financial condition, operations, business, properties or prospects of the Securitization Parties except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Securitization Parties that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4. Organization and Ownership of Equity Interests of the Securitization Parties; Affiliates.

(a) Schedule 5.4 attached hereto contains (except as noted therein) complete and correct lists of (i) each Securitization Party, showing the name thereof, the jurisdiction of its organization, the employer identification number, the percentage and class of outstanding shares of capital stock, membership interests, partnership interests or other similar equity interests owned by the other Securitization Parties, (ii) the Securitization Parties’ Affiliates, and (iii) the Securitization Parties’ directors and senior officers.

(b) All of the outstanding shares of capital stock, membership interests, partnership interests or other similar equity interests of each Securitization Party shown in Schedule 5.4 attached hereto as being owned by the other Securitization Parties have been validly issued, are fully paid and non-assessable and are owned by the Securitization Parties free and clear of any Lien that is prohibited by this Agreement.

(c) The Issuer is a statutory trust company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power to own its assets and to transact the business in which it is currently engaged, and had at all relevant times, and now has, all necessary power, authority and legal right under its organizational documents and under applicable law to acquire, own and pledge the Collateral.

(d) No Securitization Party is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 attached hereto and customary limitations imposed by corporate, limited liability company or statutory trust law or similar statutes) restricting the ability of such Securitization Party to pay dividends out of profits or make any other similar distributions of profits to the other Securitization Parties that own outstanding equity interests of such Securitization Party.

(e) Except as disclosed on such Schedule 5.4 attached hereto, to the Issuer’ actual knowledge, no Securitization Party has had any other legal names in the previous five (5) years.

Section 5.5. Financial Statements; Material Liabilities.

(a) [Reserved].

(b) The Securitization Parties other than Hercules Capital, Inc. do not have any Material liabilities that are not disclosed in the Disclosure Documents or on Schedule 5.5 attached hereto.

(c) Since March 31, 2022, except as described in or contemplated by the Disclosure Documents and the Transaction Documents, none of the Securitization Parties has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any Material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any Material transaction not in the ordinary course of business, (v) caused or permitted any change in its equity interest, or (vi) except for changes in the economy and changes in law, experienced any adverse change in or affecting the condition (financial or otherwise), results of operations, properties, management, business or prospects of Hercules, the Depositor or any of their Subsidiaries, except as would not in each case with respect to clauses (i) through (vi) above, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) Hercules maintains a system of internal control over financial reporting and that has been designed by, or under the supervision of, Hercules’ principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Hercules maintains internal controls sufficient to provide reasonable assurance that (i) records are maintained that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Securitization Parties, (ii) transactions are recorded as necessary to permit preparation of the Securitization Parties’ financial statements in accordance with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Securitization Parties and (iii) the unauthorized acquisition, use or disposition of the assets of the Securitization Parties that could have a material effect on the consolidated financial statements are prevented or timely detected. The auditors’ report regarding the last audited financial statements of the Securitization Parties included in the Disclosure Documents, while expressing no opinion on the effectiveness of internal control, included no qualification regarding internal control. Since the date of the last audited or reviewed financial statements of the Securitization Parties included in the Disclosure Documents, (i) Hercules has not been advised of or has become aware of any fraud that involves management or other employees who have a significant role in the internal control over financial reporting of the Securitization Parties taken as a whole or that is otherwise Material to the Securitization Parties taken as a whole; and (ii) there have been no significant changes in the internal control over financial reporting of the Securitization Parties that have Materially affected or are reasonably likely to Materially affect the internal control of the Securitization Parties taken as a whole over financial reporting.

Section 5.6. Compliance with Laws, Other Instruments, Etc.

(a) No Securitization Party is a party to any contract or agreement or subject to any charter or other legal restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations.

(b) Without limitation of Section 5.6(a), the execution and delivery by each Securitization Party of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Notes by the Issuer in the manner contemplated herein, and the performance by each Securitization Party of the terms and provisions of this Agreement and the other Transaction Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Securitization Party under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the any Securitization Party is bound or by which any Securitization Party or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to any Securitization Party or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Securitization Party except in the cases of clauses (i) through (iii) such conflicts, breaches, violations, defaults, liens, charges, encumbrances or violations as would not, individually or in the aggregate, result in a Material Adverse Effect.

(c) The Issuer is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of any Securitization Party, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Issuer of the type to be evidenced by the Notes.

(d) Without limitation of any of the foregoing, no Securitization Party is (i) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (ii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.23 hereof), which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) On the Closing Date, the Securitization Parties will be in compliance with the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the federal interagency credit risk retention rules promulgated thereunder, codified at 17 C.F.R. Part 246 (the “U.S. Risk Retention Rules”).

Section 5.7. Consents, Governmental Authorizations, Etc. No consent, permit, approval or authorization of, or order, registration, filing, qualification or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Securitization Party of this Agreement and the other Transaction Documents to which such Securitization Party is a party, the issuance and sale of the Notes by the Issuer, and the performance by the Securitization Parties of the terms and provisions of this Agreement and the other Transaction Documents to which such Securitization Party is a party, except for such consents, permits, approvals, authorizations, orders, registrations, filings, qualifications or declarations as shall have been obtained or made prior to the Closing Date or are permitted to be obtained or made subsequent to the Closing Date pursuant to this Agreement or the other Transaction Documents, except in each case if the failure to obtain such consent, permit, approval or authorization of, or order, registration, filing, qualification or declaration would not reasonably be expected to have a Material Adverse Effect.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.

(a) Except as described in Schedule 5.8 attached hereto, there are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Securitization Parties threatened against or affecting the Securitization Parties or any Subsidiary or any property of any Securitization Party or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) No Securitization Party, or any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16 hereof), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Securitization Parties have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the any Securitization Party, as the case may be, has established adequate reserves in accordance with GAAP. The Securitization Parties know of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Securitization Parties in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Securitization Parties have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended 2021. There are no transfer taxes or other similar fees or charges under federal tax law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Issuer of the Notes.

Section 5.10. Title to Property; Leases; Collateral. The Securitization Parties have good and sufficient title to, leasehold interests in, or license or easement to use, their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 hereof or purported to have been acquired by the Securitization Parties after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases, licenses or easements that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects. On each date on which the Issuer acquires property of the type required to be treated as Collateral subject to the security interest granted to the Trustee for the benefit of the holders of the Notes pursuant to the Indenture, (i) the Issuer will have the power to grant a security interest in such Collateral and will have taken all necessary actions to authorize the granting of that security interest, (ii) the Issuer will be the sole owner of such Collateral, free and clear of any security interest, lien, encumbrance or other restriction other than the security interest granted pursuant to the Indenture and other than Permitted Liens, (iii) the Trustee will have a valid and perfected first priority security interest in such Collateral subject to no prior security interest, lien or encumbrance except for the security interest granted pursuant to the Indenture; and (iv) the performance by the Issuer of their obligations under the Indenture will not result in the creation of any security interest, lien or other encumbrance on any Collateral other than the security interest granted under the Indenture.

Section 5.11. Licenses, Permits, Etc. The Securitization Parties own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b) To the best knowledge of the Securitization Parties, no product or service of the Securitization Parties infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c) To the best knowledge of the Securitization Parties, there is no Material violation by any Person of any right of the Securitization Parties with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Securitization Parties.

Section 5.12. Compliance with Employee Benefit Plans.

(a) Neither the Issuer nor the Depositor maintains any employees.

(b) Each ERISA Affiliate has operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Depositor, Hercules or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Depositor,

Hercules or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(c) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(d) No ERISA Affiliate has incurred withdrawal liabilities (and is not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Depositor and Hercules to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.3 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13. Private Offering by the Issuer. No Securitization Party nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. No Securitization Party nor anyone acting on their behalf has sold or issued any Securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the U.S. Securities and Exchange Commission. No Securitization Party nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The proceeds of the issuance and sale of the Notes will be used in the manner contemplated by this Agreement and the other Transaction Documents. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve any Securitization Party in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). No Securitization Party owns nor has any present intention of acquiring any margin stock. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens. Except as described therein, Schedule 5.15 attached hereto sets forth a complete and correct list of all outstanding Indebtedness of the Issuer as of June 22, 2022 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Issuer. The Issuer is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Issuer and no event or condition exists with respect to any Indebtedness of the Issuer that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as expressly contemplated by the Transaction Documents, the Issuer has not agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures

Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c) Except as expressly contemplated by the Transaction Documents, the Issuer is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Issuer, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness.

(d) Except as disclosed in Schedule 5.15 attached hereto, other than the security interests to be granted to the Trustee under the Indenture, pursuant to the other Disclosure Documents or any other Permitted Liens, no Securitization Party shall have pledged, assigned, sold or granted as of the Closing Date a security interest in the Collateral (except for any such security interest that will be released on the Closing Date). As of the Closing Date, all action necessary (including the filing of UCC-1 financing statements to protect and evidence the Trustee’s security interest in the Collateral in the United States will have been duly and effectively taken (as described in, and subject to any exceptions to be set forth in the Indenture). As of the Closing Date, no security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by any Securitization Party and listing such Person as debtor covering all or any part of the Collateral shall be on file or of record in any jurisdiction except (i) in respect of Permitted Liens, (ii) in respect of any such security interest that will be released on the Closing Date or (iii) such as may have been filed, recorded or made by such Person in favor of the Trustee on behalf of the Secured Parties in connection with the Indenture, and no such Person has authorized any such filing.

Section 5.16. Foreign Assets Control Regulations, Etc.

(a) No Securitization Party, nor any Controlled Entity, nor any director, officer, manager, member, employee, agent, affiliate or other person acting on behalf of any of the Securitization Parties or their respective subsidiaries, (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations, the United Kingdom or the European Union. No Securitization Party, nor any Controlled Entity, is located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (currently, Cuba, Iran, Syria, North Korea, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic); and the Securitization Parties and their respective subsidiaries will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such funding is the subject of any comprehensive Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of Sanctions.

(b) No Securitization Party, nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to each Securitization Party’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws. The operations of the Securitization Parties and each of their respective subsidiaries are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws or Anti-Corruption Laws.

(c) No part of the proceeds from the sale of the Notes hereunder:

(i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by any Securitization Party or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d) Each Securitization Party has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Securitization Party and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17. Status under Certain Statutes.

(a) No Securitization Party is, and after giving effect to the issuance and sale of the Notes and the application of the proceeds therefrom in the manner contemplated herein and in the other Transaction Documents will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

(b) The Issuer does not constitute a “covered fund” (a “Covered Fund”) for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, otherwise known as the “Volcker Rule.”

Section 5.18. [Reserved].

Section 5.19. Solvent. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, each of the Securitization Parties will be Solvent. As used in this Agreement, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such relevant entity are not less than the total amount required to pay the liabilities of such relevant entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the relevant entity is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the completion of the transactions contemplated by the Transaction Documents, the relevant entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the relevant entity is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged, and (v) the relevant entity is not otherwise insolvent under the standards set forth in any U.S. or non-U.S. federal, state or local statute, law or ordinance. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 5.20. Brokerage Fees, Etc. Other than as contemplated by this Agreement and as agreed between the Securitization Parties and the Placement Agent, the Securitization Parties are not a party to any other contract, agreement or understanding with any person or entity that would give rise to a valid claim against the Securitization Parties for a brokerage commission, finder’s fee or like payment in connection with the issuance and sale of the Notes.

Section 6. Representations of the Purchasers.

Section 6.1. Purchase for Investment. Each Purchaser severally and not jointly represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained or managed by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes.

Section 6.2. Representation of the Purchasers. Each Purchaser severally and not jointly hereby represents and warrants as follows:

(a) Each Purchaser (i) has had the opportunity to make such inquiries as necessary or desirable by such Purchaser to make its investment decision with respect to the Notes, including the opportunity to ask questions of and receive answers from the Securitization Parties or any other person acting on behalf of the Securitization Parties concerning the terms and conditions of an investment in the Notes and to review the Transaction Documents and no statement or printed material that is contrary to the Transaction Documents has been made or given to such Purchaser by or on behalf of the Securitization Parties and (ii) has evaluated the merits and risks of the transactions contemplated by this Agreement based exclusively on its own independent review and consultations with such investment, legal, tax accounting and other advisers as it deemed necessary or appropriate.

(b) Each Purchaser hereby acknowledges that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear legends substantially in the forms as set forth in the Indenture (along with such other legends as the Issuer and their counsel deem necessary).

(c) Each Purchaser hereby acknowledges and agrees that it has full power and authority (corporate, regulatory and other) to execute and deliver this Agreement and to purchase and hold the Notes. Its purchase of the Notes and the execution and delivery of this Agreement have been, or as of the Closing Date will be, duly authorized by all necessary action (corporate, regulatory and other) on its behalf, and upon execution by the such Purchaser, this Agreement will be a legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally and to general principles of equity. Each Purchaser’s purchase of the Notes will not directly or indirectly contravene any law, charter, trust instrument or other operative document, investment guidelines or list of permissible or impermissible investments applicable to such Purchaser.

(d) Each Purchaser has carefully read and understands the Indenture and this Agreement, the transfer instructions contained therein, and all additional information considered by it to be necessary to verify the accuracy of or to supplement the information therein. Each Purchaser acknowledges that in making a decision to purchase the Notes, such Purchaser has relied solely upon this Agreement, the Transaction Documents and its own due diligence. Each Purchaser is represented by its own counsel and advisors who are experienced in asset-backed transactions and is not relying on the Placement Agent Parties, with respect to the legal, tax and other economic considerations involved in this investment. Each Purchaser’s investment in the Notes is consistent with the investment purposes, objectives and cash flow requirements of such Purchaser and will not adversely affect such Purchaser’s overall need for diversification and liquidity.

(e) Each Purchaser has such knowledge and experience in investing in securities (including, without limitation, securities backed by trade receivables and other financial assets) and related financial and business matters and is capable of evaluating the merits and risks of investment in the Notes. Each Purchaser represents that such Purchaser, with the assistance of such Purchaser’s advisors (which for purposes of the purchase of the Notes did not include the Placement Agent): (i) has evaluated and is voluntarily assuming all risks of investing in the Notes; (ii) has sought such accounting, legal, tax, regulatory, business, financial and investment advice as it has considered necessary to make an informed investment decision; (iii) understands there are substantial risks of loss incidental to the purchase of the Notes and is able to bear such risks for an indefinite period of time; (iv) can afford a complete loss of its investment in the Notes; and (v) has determined that the Notes are a suitable investment for it.

(f) Each Purchaser understands that the sale of the Notes to such Purchaser is not a recommendation by the Placement Agent to purchase the Notes. Each Purchaser represents that such Purchaser, with the assistance of such Purchaser’s advisors (which for purposes of the purchase of the Notes did not include the Placement Agent), understands the risks of an investment in the Notes, and has not relied upon the Placement Agent for any assessment of the risks of an investment in the Notes. Each Purchaser is aware that there are substantial risks incident to an investment in the Notes. Each Purchaser has made an independent investment decision to purchase the Notes after conducting such investigation as such Purchaser has deemed appropriate, which has included a review of the terms of the Notes and related matters, of the risks relating to an investment in the Notes, and of the tax, accounting and regulatory implications relating to an investment in the Notes. Each Purchaser expressly represents, warrants and agrees that: (i) it is voluntarily assuming all risks associated with the purchase of the Notes and expressly represents and warrants that (x) the Placement Agent has not made, and it disclaims the existence of or its reliance on, any representation by the Placement Agent concerning the Notes; (ii) it is not relying on any disclosure or non-disclosure made or not made by or on behalf of the Placement Agent (directly or indirectly through an agent or representative), or the completeness thereof, in connection with or arising out of the purchase of the Notes (including, for the avoidance of doubt, the Disclosure Package), and therefore has no claims against the Placement Agent with respect thereto; (iii) if any such claim may exist, the Purchasers, recognizing its disclaimer of reliance as a condition to entering into the purchase of the Notes, covenants and agrees not to assert any such claim against the Placement Agent or any of its officers, directors, employees, shareholders, partners, agents, representatives or affiliates; and (iv) the Placement Agent has no liability to the Purchasers, and the Purchasers expressly waives, releases and holds the Placement Agent harmless from any claim that it (or any account with respect to which it acts as fiduciary or agent) might have against the Placement Agent or its officers, directors, employees, shareholders, partners, agents, representatives or affiliates, directly or indirectly relating to its purchase of the Notes, whether under applicable securities law or otherwise.

(g) In connection with its purchase of the Notes, each Purchaser acknowledges and agrees that: (i) the Placement Agent has not acted as a fiduciary or financial or investment adviser for it; (ii) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Placement Agent or any of its agents; (iii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary and has made its own investment decisions (including decisions based on suitability) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Placement Agent (directly or indirectly through any other person); (iv) its purchase of the Notes will comply with all applicable laws in any applicable jurisdiction; (v) it has received and carefully reviewed this Agreement and the Transaction Documents; and (vi) it has received no assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of the Notes or the agreements and documentation with respect to the Notes from the Placement Agent (directly or indirectly through any other person).

(h) Each Purchaser is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

Section 6.3. Source of Funds. Each Purchaser severally and not jointly represents that with respect to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder the Source does not and will not (throughout the period during which an interest in the Notes is held by or on behalf of such Purchaser) constitute assets subject to Title I of ERISA or Section 4975 of the Code (including, without limitation, by reason of 29 CFR 2510.3-101, as modified by Section 3(42) of ERISA) or any governmental plan or governmental plans (within the meaning of Section 3(32) of ERISA) or any church plan or church plans (within the meaning of Section 3(33) of ERISA) that is subject to any law, regulation, rule, policy or procedure that is similar to Section 406 of ERISA or Section 4975 of the Code.

Section 7. COVENANTS AND FURTHER ASSURANCES.

Each of the Securitization Parties agrees with the Purchasers:

(a) The Securitization Parties will use the proceeds from the sale of the Notes in the manner contemplated by this Agreement and the other Transaction Documents.

(b) The Securitization Parties (i) shall complete on or prior to the Closing Date all filings and other similar actions required in connection with the creation and perfection of security interests in the Collateral as and to the extent required by the Indenture, the Notes and the other Transaction Documents and (ii) after the Closing Date, shall complete all filings and other similar actions that need not be completed on the Closing Date but which may be required in connection with the creation and perfection or maintenance of security interests in the Collateral as and to the extent required by the Indenture, the Notes and the other Transaction Documents. Within a reasonable period following the Closing Date, the Securitization Parties will furnish the Trustee certified copies of such documents or instruments necessary to (i) evidence the filings in each jurisdiction required to perfect by filing the lien purported to be created by the Indenture and (ii) evidence of registered lien, security interest, encumbrance, judgment and other lien searches that the Trustee and its counsel may reasonably request, which searches shall reflect no prior liens on any of the Collateral other than Permitted Liens.

(c) So long as the Notes are outstanding, the Securitization Parties will not be a company that is, or is required to be registered as, an “investment company” under the Investment Company Act or a “covered fund”.

(d) For a period of 180 days from the date of the Indenture, the Securitization Parties will not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale or other disposition of any debt securities issued or guaranteed by the Issuer (other than the Notes) without the prior written consent of the Trustee. The Securitization Parties will not at any time offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(a)(2) of the Securities Act to cease to be applicable to the issuance and sale of the Notes.

(e) So long as the U.S. Risk Retention Rules apply to the Notes, the Securitization Parties will comply with the U.S. Risk Retention Rules.

(f) The Issuer will at all times on or after September 20, 2022 (the “Rating Deadline”) maintain a Private Rating by a Rating Agency on the Notes. On or prior to the Rating Deadline, the Issuer shall deliver to the holders of the Notes, with respect to each Private Rating on each class of Notes, a Private Rating Letter and a rating rationale report, in each case, dated on or prior to the Rating Deadline. Thereafter (i) on each anniversary of the Rating Deadline, the Issuer shall deliver to each holder of the Notes, for each Private Rating on each class of Notes, an updated Private Rating Letter, dated as of such date of delivery, and (ii) promptly following any change in any Private Rating on any class of Notes, Issuer shall deliver to each holder of the Notes an updated Private Rating Letter in respect of such affected class of Notes, dated as of such date of delivery. On or prior to the Rating Deadline, Dechert LLP, as counsel to the Securitization Parties, shall have furnished to the Trustee, a written opinion that is customary for transactions of this type and reasonably satisfactory in form and substance to the Trustee and the Purchasers on tax related matters (including tax treatment of the Notes and the Issuer), addressed to the Trustee and the Purchasers.

(g) The Securitization Parties shall deliver to each holder of a Note, with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of a Securitization Party or relating to the ability of a Securitization Party to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by such holder of a Note.

(h) The Securitization Parties will provide notice to the holders of the Notes to the extent it or any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations, the United Kingdom or the European Union.

(i) No Securitization Party, nor any Controlled Entity will be in violation of any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws. Each Securitization Party shall maintain or be subject to procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Securitization Party and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, in violation of, or cause any holder of a Note to be in violation of, any applicable Anti-Money Laundering Laws; or will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any holder of a Note to be in violation of, any applicable Anti-Corruption Laws.

(j) Each Securitization Party shall comply in all material respects with the 17g-5 Representation and shall take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 of the Exchange Act with respect to the Notes.

(k) Each Securitization Party will permit any authorized representative or agent designated by a Noteholder to visit and inspect any of the properties of such Securitization Party, as the case may be, to examine the corporate books and financial records of such Securitization Party and to inspect its records relating to the Loans and to discuss the affairs, finances, and accounts of such Securitization Party, as the case may be, with its principal officers, as applicable, and its independent accountants. For the avoidance of doubt no Noteholder may make any copies or extracts of any loan agreement pertaining to the Loans. In each case, such access shall be afforded only upon reasonable request and during normal business hours; provided, that prior to the occurrence of a Rapid Amortization Event or Event of Default, the Noteholders, collectively, may conduct only one such visit per calendar year. The Issuer shall reimburse the Noteholders for reasonable and documented expenses related to such visits and inspections. Each Securitization Party and each Noteholder and the representative of any such regulatory authority designated by the related Noteholder to view such information shall and shall cause their representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that such Noteholder and the Issuer may reasonably determine that such disclosure is consistent with their obligations hereunder. The Servicer may request that any such Person not a party hereto enter into a confidentiality agreement reasonably acceptable to the Servicer prior to permitting such Person to view such information.

(l) If, notwithstanding the efforts of the parties hereto, the Rating Agency is unable to issue a rating on the Notes on or before the ninetieth (90th) day following the Closing Date or the rating assigned to the Notes by the Rating Agency is BBB- or lower, the Majority Noteholders (in their sole discretion) may demand in writing that the Issuer repurchase the Notes from the Noteholders. No later than ten (10) Business Days following its receipt of such demand, the Securitization Parties shall, or shall cause the Issuer to, repurchase all, but not less than all, of such Notes from the Noteholders at a price equal to the then Outstanding Principal Balance of such Notes plus accrued and unpaid interest thereon to but excluding the date of such repurchase plus all expenses, fees and indemnities then due and payable to the applicable Notes so repurchased

Section 8. Expenses, Etc.

Section 8.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Securitization Parties will jointly and severally pay all costs and expenses incurred by the Purchasers and each other holder of a Note in connection with this Agreement, any Transaction Document or the Notes and the transactions contemplated thereby, and in connection with any amendments, waivers or consents (other than the costs and expenses of any holder of a Note requesting such amendments, waivers or consents (other than amendments, waivers or consents requested following an Event of Default or resulting from the process of obtaining a Private Rating)) under or in respect thereof (whether or not such amendment, waiver or consent becomes effective), in each case, including, without limitation: (a) the reasonable attorneys’ fees, charges and disbursements of a special counsel and, if reasonably required by the Required Holders, local or other counsel; (b) the costs and expenses incurred in enforcing any rights under this Agreement, any Transaction Document or the Notes; and (c) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Securitization Parties or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Transaction Document.

The Securitization Parties will jointly and severally pay, to the extent not paid pursuant to any other Transaction Document, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Issuer.

All amounts payable pursuant to this Section 8.1 shall be paid promptly following demand but in any event within thirty (30) days following delivery of an invoice therefor by any of the Purchasers to the Issuer.

Section 8.2. Certain Taxes. Each Securitization Party agrees, jointly and severally, to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Transaction Document or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where any Securitization Party has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Transaction Document or of any of the Notes (other than the taxes or fees payable by any holder of a Note requesting such amendments, waivers or consents (other than amendments, waivers or consents requested following an Event of Default or resulting from the process of obtaining a Private Rating)), and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Securitization Parties pursuant to this Section 8, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by any Securitization Party hereunder.

Section 8.3. Indemnification. Each Securitization Party agrees, jointly and severally, to indemnify and hold each holder of the Notes and each of its Related Parties (each an “Indemnitee”) harmless from and against any damage, loss, cost or expense (including reasonable and documented attorneys’ fees) which such Indemnitee may incur or be subject to as a consequence, direct or indirect, of (a) any breach by such Securitization Party, or by any other of them of any warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement, the Notes, any other Transaction Document or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (b) any legal action commenced to challenge the validity or enforceability of this Agreement, the Notes, any other Transaction Document or any other instrument referred to therein, and (c) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Agreement, the Notes or any other Transaction Document; provided that the foregoing indemnity will not, as to any Indemnitee, apply to Losses or related legal or other expenses to the extent they represent Losses on the Notes or the Loan Assets arising out of any credit related reasons (including discharge in bankruptcy or similar insolvency proceedings) with respect to any underling obligor on a receivable or other payment instrument that is part of the collateral. For purposes of this Section 8.3, any claim of, and losses resulting from, any breach of any representation or warranty or covenant made by a Securitization Party in this Agreement or the other Transaction Documents shall be determined without regard to any materiality, context of disclosure, knowledge or other similar qualification contained in or otherwise applicable to such representation, warranty or covenant. The remedies provided for in this Section 8.3 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Purchaser Indemnified Person at law or in equity.

Section 8.4. Survival. The obligations of the Securitization Parties under this Section 8 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Indenture, the Sale and Servicing Agreement, any other Transaction Document or the Notes, and the termination of this Agreement.

Section 9. Survival of Representations and Warranties; Entire Agreement.

All indemnities (including, without limitation, those in Section 8.3 hereof), representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Transaction Documents and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Securitization Party to the Trustee or any holder pursuant to this Agreement shall be deemed representations and warranties of such Securitization Party, made jointly and severally, under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Transaction Document embody the entire agreement and understanding between each Purchaser and the Securitization Parties and supersede all prior agreements and understandings, including as documented in any engagement letter (except as specifically set forth therein), relating to the subject matter hereof.

Section 10. Amendment and Waiver.

Section 10.1. Requirements. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of the Securitization Parties and the Required Holders, except that:

(a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6, 7, 8, 9 or 14 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (ii) amend any of this Section 10 or Section 13.

Section 10.2. Solicitation of Holders of Notes.

(a) Solicitation. The Securitization Parties will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Securitization Parties will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 10 to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Securitization Parties will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 10 by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Securitization Parties, (ii) any Securitization Party or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with any Securitization Party and/or any of its Affiliates (either pursuant to a waiver under Section 10.1(c)), in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 10.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 10 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Securitization Parties without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Securitization Party and any holder of a Note and no delay in exercising any rights hereunder or under any Note or any other Transaction Document shall operate as a waiver of any rights of any holder of such Note.

Section 10.4. Notes Held by any Securitization Party, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Securitization Party or any of its Affiliates shall be deemed not to be outstanding.

Section 11. Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Issuer in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Issuer in writing, or

(iii) if to the Depositor, to the Depositor at the address set forth below or at such other address as the Depositor shall have specified to the holder of each Note in writing:

Hercules Capital Funding 2022-1 LLC
c/o Hercules Capital, Inc.
400 Hamilton Avenue, Suite 310

Palo Alto, California 94301
Attention: Chief Financial Officer
Re: Hercules Capital Funding Trust 2022-1
Telephone: (650) 289-3060
Facsimile No.: (650) 473-9194

with a copy to:

Hercules Capital Funding 2022-1 LLC

c/o Hercules Capital, Inc.
400 Hamilton Avenue, Suite 310
Palo Alto, California 94301
Attention: General Counsel
Re: Hercules Capital Funding Trust 2022-1
Telephone: (650) 289-3060
Facsimile No.: (650) 473-9194

(iv) if to Hercules, to Hercules at the address set forth below or at such other address as Hercules shall have specified to the holder of each Note in writing:

Hercules Capital, Inc.
400 Hamilton Avenue, Suite 310
Palo Alto, California 94301
Attention: Chief Financial Officer
Re: Hercules Capital Funding Trust 2022-1
Telephone: (650) 289-3060
Facsimile No.: (650) 473-9194

with a copy to:

Hercules Capital, Inc.
400 Hamilton Avenue, Suite 310
Palo Alto, California 94301
Attention: General Counsel
Re: Hercules Capital Funding Trust 2022-1
Telephone: (650) 289-3060
Facsimile No.: (650) 473-9194

Notices under this Section 11 will be deemed given only when actually received.

Section 12. Reproduction of Documents.

This Agreement and all documents relating thereto, including without limitation (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. Each Securitization Party agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 12 shall not prohibit the Securitization Parties or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 13. Confidential Information.

For the purposes of this Section 13, “Confidential Information” means information delivered to any Purchaser by or on behalf of any Securitization Party or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Securitization Party or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Securitization Party or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 5.5 hereof that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 13, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 13), (v) any federal or state regulatory authority having jurisdiction over such Purchaser, (vi) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Transaction Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 13 as though it were a party to this Agreement. On reasonable request by a Securitization Party in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with such Securitization Party embodying this Section 13.

In the event that as a condition to receiving access to information relating to the Securitization Parties or their Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement or the other Transaction Documents, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 13, this Section 13 shall not be amended thereby and, as between such Purchaser or such holder and Securitization Parties, this Section 13 shall supersede any such other confidentiality undertaking.

Section 14. Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its affiliates, managed accounts, Related Funds or another Purchaser or any one of such other Purchaser’s affiliates, managed accounts or Related Funds (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder or as the holder of a Note that it has already purchased, by written notice to the Issuer, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6 hereof. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 14), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Issuer of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 14), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 15. Miscellaneous.

Section 15.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2 hereof, the Securitization Parties may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 15.2. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.3. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) subject to Section 15.1 hereof, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 15.4. Counterparts; Electronic Contracting. This Agreement may be executed in any number of counterparts (including by facsimile and other electronic means of transmission), each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

The parties agree to electronic contracting and signatures with respect to this Agreement and the other Transaction Documents (other than the Notes). Delivery of an electronic signature to, or a signed copy of, this Agreement and such other Transaction Documents (other than the Notes) by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the other Transaction Documents (other than the Notes) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Securitization Parties, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to any Transaction Document, the Securitization Parties hereby agree to use their reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable (but in any event within thirty (30) days of such request or such longer period as the requesting Purchaser and the Securitization Parties may mutually agree).

The parties agree to electronic contracting and signatures with respect to each Note delivered hereunder in registered form. Delivery of an electronic signature to, or a signed copy of, any Note in the name of a particular Purchaser by facsimile, email or other electronic transmission shall be fully binding on the Issuer to the same extent as the delivery of the signed original of any such Note and shall be admissible into evidence for all purposes, and the Issuer hereby expressly waive any defense related to a Purchaser’s failure to present an original Note. The Issuer further agrees that it shall produce a manually signed Note for delivery to each Purchaser in accordance with the instructions provided by such Purchaser as soon as reasonably practicable (but in any event within five (5) Business Days of such request or such longer period as the requesting Purchaser and the Issuer may mutually agree).

Section 15.5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE‑OF‑LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

Section 15.6. Jurisdiction and Process; Waiver of Jury Trial. Each Securitization Party irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each Securitization Party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each Securitization Party agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 15.6(a) hereof brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) Each Securitization Party consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 15.6(a) hereof by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 11 hereof or at such other address of which such holder shall then have been notified pursuant to said Section. Each Securitization Party agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 15.6 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Securitization Parties in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 15.7. Joint and Several. Each Securitization Party hereby acknowledges and agrees that such party’s liability hereunder is joint and several and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes, this Agreement and the other Transaction Documents.

Section 15.8. Placement Agent. Each Securitization Party and each Purchaser acknowledges and agrees that (i) each representation, warranty, agreement and assurance contained in this Agreement, each other Transaction Document and any other document provided by any Purchaser to Securitization Party in connection with its purchase of any Notes, are for the benefit of, and have been and will be relied upon by, each of the Placement Agent and its affiliates, controlling persons (within the meaning of the U.S. federal securities laws), agents (collectively, the “Placement Agent Parties”), (ii) each Placement Agent Party shall be an express third-party beneficiary of this Agreement and shall be entitled to enforce its rights, remedies and claims hereunder directly against the other parties as though it were a signatory of this Agreement, but shall not be deemed to have, or to have assumed, any obligation or liability hereunder, and (iii) copies of this Agreement and any information contained or otherwise referenced herein may be provided to the Placement Agent Parties.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Issuer, whereupon this Agreement shall become a binding agreement between you and the other parties hereto.

Very truly yours,

HERCULES CAPITAL FUNDING TRUST 2022-1, as Issuer

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:

Name:
Title:

HERCULES CAPITAL FUNDING 2022-1 LLC, as Depositor

By:

Name:
Title:

HERCULES CAPITAL, INC., as Servicer

By:

Name:
Title:

This Agreement is hereby
accepted and agreed to as
of the date hereof.

AMERICAN FAMILY LIFE ASSURANCE COMPANY OF COLUMBUS

By: Ares Alternative Credit Management LLC, as

investment manager

By
Name:

Title:

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By: Ares Alternative Credit Management LLC, its

investment subadvisor

By
Name:

Title:

COMPSOURCE MUTUAL INSURANCE COMPANY

By: Ares Alternative Credit Management, LLC, as

investment manager

By
Name:

Title:

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By: Ares Capital Management III LLC, its Adviser

By
Name:

Title:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: Ares Alternative Credit Management LLC, its

Manager

By
Name:

Title:

GREAT AMERICAN LIFE INSURANCE COMPANY

By: Ares Capital Management LLC, its investment manager

By
Name:

Title:

FIDELITY & GUARANTY LIFE INSURANCE COMPANY

By: Aspida Life Re Ltd., its investment manager
By: Ares Insurance Solutions LLC, its sub-advisor
By: Ares Alternative Credit Management LLC, its sub-advisor

By
Name:

Title:

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Agreement” means this Note Purchase Agreement, including the schedules hereto, by and among the Issuer, the Depositor, Hercules and the Purchasers, as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Closing” has the meaning set forth in Section 3 hereof.

“Confidential Information” has the meaning set forth in Section 13 hereof.

“Controlled Entity” means any of the Subsidiaries of the Depositor or Hercules and any of their respective controlled affiliates.

“Depositor” has the meaning set forth in Section 1 hereof.

“Disclosure Documents” has the meaning set forth in Section 5.3 hereof.

“Dodd-Frank Act” has the meaning set forth in Section 5.6(c) hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with any Securitization Party under section 414 of the Code.

“Funding Notice” has the meaning set forth in Section 4.11 hereof.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Indemnitee” has the meaning set forth in Section 8.3 hereof.

“Indenture” has the meaning set forth in Section 1 hereof.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Issuer” has the meaning set forth in the first paragraph of this Agreement.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Securitization Parties taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Securitization Parties taken as a whole, (b) the ability of the Securitization Parties to perform their obligations under this Agreement, the Notes and the other Transaction Documents to which they are a party or (c) the validity or enforceability of this Agreement, the Notes or any other Transaction Document.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“Notes” has the meaning set forth in Section 1 hereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of any Securitization Party whose responsibilities extend to the subject matter of such certificate.

“Placement Agent” means Guggenheim Securities, LLC.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any ERISA Affiliate or with respect to which the Depositor, Hercules or any ERISA Affiliate may have any liability.

“Private Rating” shall means a credit rating solicited by the Issuer with respect to the Notes from the Rating Agency which credit rating is communicated only to the Issuer and is not available for public release.

“Private Rating Letter” shall mean a letter issued by the Rating Agency which (a) sets forth the Private Rating for the Notes, (b) refers to the Private Placement Number issued by Standard & Poor’s CUSIP Bureau Service in respect of the Notes, (c) includes such other information describing the relevant terms of the Notes as may be required from time to time by any holder of any Notes, the SVO or any other regulatory authority having jurisdiction over any holder of any Notes, and (d) shall not be subject to confidentiality provisions which would prevent it from being shared with the SVO or any other regulatory authority having jurisdiction over any holder of any Notes.

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Securitization Parties and/or one or more affiliates or managed accounts that each such purchaser shall designate (and such purchaser’s successors and assigns).

“Purchaser Schedule” has the meaning set forth in Section 2 hereof.

“Rating Agency” means each of KBRA and any other nationally recognized statistical rating organization reasonably acceptable to the Majority Noteholders, so long as such Persons maintain a rating on any of the Notes; and

if any of KBRA or such other organization (if any) no longer maintains a rating on any of the Notes, such other nationally recognized statistical rating organization, if any, selected by the Trust Depositor and reasonably acceptable to the Majority Noteholders.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time on or after the Closing, the holders of at least 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Securitization Parties or any of their Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of any Securitization Party (as applicable) with responsibility for the administration of the relevant portion of this Agreement.

“Sale and Contribution Agreement” has the meaning set forth in Section 1 hereof.

“Sale and Servicing Agreement” has the meaning set forth in Section 1 hereof.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of any Securitization Party (as applicable).

“Servicer” has the meaning set forth in Section 1 hereof.

“Source” has the meaning set forth in Section 6.3 hereof.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in any country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Substitute Purchaser” has the meaning set forth in Section 14 hereof.

“SVO” means the Securities Valuation Office of the NAIC.

“Trustee” has the meaning set forth in Section 1 hereof.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“U.S. Risk Retention Rules” has the meaning set forth in Section 5.6(e) hereof.

Schedule 5.3

Disclosure Materials

1. Hercules Charge-Off History 12.31.21.xlsx

2. Hercules Prepayment Analysis 12.31.21.xlsx

3. HTGC 2022 Strats_updated LTV (6.2.22) vclean.xlsx

4. Historical Loss Summary - Sungevity.pdf

5. UW Policy.pdf

6. Info contained in _ext_ Hercules _ Ares - Rating Grace Counter + 2nd Lien info.msg

7. Info contained in [ext] Ares/Herc Campaign Monitor LTV resolution.msg

A-1

Schedule 5.4

Ownership of Securitization Parties

(i) Securitization Parties:

Name	Jurisdiction	Owner	% of Shares	employer identification number
Hercules Capital Funding Trust 2022-1	Delaware	Hercules Capital Funding 2022-1 LLC	100%	88-6496528
Hercules Capital Funding 2022-1 LLC	Delaware	Hercules Capital, Inc.	100%	88-2776576
Hercules Capital, Inc.	Maryland	Publicly Traded BDC	--	74-3113410

(ii) Affiliates:

Name	Jurisdiction	% of Shares
Bearcub Acquisitions LLC	Delaware	100% owned by Hercules Capital, Inc.
Gibraltar Acquisition LLC	Delaware	100% owned by HercGBC LLC
HercGBC LLC	Delaware	100% owned by Hercules Capital, Inc.
Hercules Technology Management Co II, Inc.	Delaware	100% owned by Hercules Capital, Inc.
Hercules Technology SBIC Management, LLC	Delaware	100% owned by Hercules Capital, Inc.
Hercules Capital Management LLC	Delaware	100% owned by Hercules Capital, Inc.
Hercules Adviser LLC	Delaware	100% owned by Hercules Capital Management LLC

(iii) Managers and Senior Officers of Securitization Parties:

Managers/Directors

A-1

Hercules Capital Funding Trust 2022-1: n/a

Hercules Capital Funding 2022-1 LLC: Scott Bluestein, Seth Meyer and Bernard Angelo (Independent Manager)

Hercules Capital, Inc.: Robert P. Badavas, Scott Bluestein, Gayle Crowell, Thomas J. Fallon, Joseph F. Hoffman, Brad Koenig, Wade Loo, Pam Randhawa and Doreen Woo Ho

Senior Officers

Hercules Capital Funding Trust 2022-1: n/a

Hercules Capital Funding 2022-1 LLC: Scott Bluestein, Seth Meyer and Kiersten Zaza Botelho

Hercules Capital, Inc.: Scott Bluestein, Seth Meyer and Kiersten Zaza Botelho

A-2

Schedule 5.5

Material Liabilities

None.

A-1

Schedule 5.8

Litigation

None.

A-1

Schedule 5.15

Existing Indebtedness of the Issuer

None.

A-1

Information Relating to Purchasers

Name of Purchaser Principal Amount

American Family Life Assurance Company of

Columbus $10,000,000

Notice Information

Address: c/o Ares Management, 245 Park Avenue, 42nd Floor, New York, NY 10167

Attention: Andie Goh; Stephen Gardner; Allen Lo

E-mail: agoh@aresmgmt.com; sgardner@aresmgmt.com; alo@aresmgmt.com; structuredcreditops@aresmgmt.com

With copy to:

Address: c/o Ares Management, 245 Park Avenue, 42nd Floor, New York, NY 10167

Attention: Joshua Bloomstein; Matt Jill

Email: jbloomstein@aresmgmt.com; mjill@aresmgmt.com

Purchaser Schedule
(to Note Purchase Agreement)

AmericasActive:15774630.9

Name of Purchaser Principal Amount

Allianz Life Insurance Company of North

America $67,500,000

Notice Information

Address: c/o Ares Management, 245 Park Avenue, 42nd Floor, New York, NY 10167

Attention: Andie Goh; Stephen Gardner; Allen Lo

E-mail: agoh@aresmgmt.com; sgardner@aresmgmt.com; alo@aresmgmt.com; structuredcreditops@aresmgmt.com

With copy to:

Address: c/o Ares Management, 245 Park Avenue, 42nd Floor, New York, NY 10167

Attention: Joshua Bloomstein; Matt Jill

Email: jbloomstein@aresmgmt.com; mjill@aresmgmt.com

Purchaser Schedule
(to Note Purchase Agreement)

AmericasActive:15774630.9

Name of Purchaser Principal Amount

CompSource Mutual Insurance Company $7,500,000

Notice Information

Address: c/o Ares Management, 245 Park Avenue, 42nd Floor, New York, NY 10167

Attention: Andie Goh; Stephen Gardner; Allen Lo

E-mail: agoh@aresmgmt.com; sgardner@aresmgmt.com; alo@aresmgmt.com; structuredcreditops@aresmgmt.com

With copy to:

Address: c/o Ares Management, 245 Park Avenue, 42nd Floor, New York, NY 10167

Attention: Joshua Bloomstein; Matt Jill

Email: jbloomstein@aresmgmt.com; mjill@aresmgmt.com

Purchaser Schedule
(to Note Purchase Agreement)

AmericasActive:15774630.9

Name of Purchaser Principal Amount

The Lincoln National Life Insurance Company (LNL466) $5,000,000

Notice Information

Address: c/o Ares Management, 245 Park Avenue, 42nd Floor, New York, NY 10167

Attention: Andie Goh; Stephen Gardner; Allen Lo

E-mail: agoh@aresmgmt.com; sgardner@aresmgmt.com; alo@aresmgmt.com; structuredcreditops@aresmgmt.com

With copy to:

Address: c/o Ares Management, 245 Park Avenue, 42nd Floor, New York, NY 10167

Attention: Joshua Bloomstein; Matt Jill

Email: jbloomstein@aresmgmt.com; mjill@aresmgmt.com

Purchaser Schedule
(to Note Purchase Agreement)

AmericasActive:15774630.9

Name of Purchaser Principal Amount

The Lincoln National Life Insurance Company (SA0714) $10,000,000

Notice Information

Address: c/o Ares Management, 245 Park Avenue, 42nd Floor, New York, NY 10167

Attention: Andie Goh; Stephen Gardner; Allen Lo

E-mail: agoh@aresmgmt.com; sgardner@aresmgmt.com; alo@aresmgmt.com; structuredcreditops@aresmgmt.com

With copy to:

Address: c/o Ares Management, 245 Park Avenue, 42nd Floor, New York, NY 10167

Attention: Joshua Bloomstein; Matt Jill

Email: jbloomstein@aresmgmt.com; mjill@aresmgmt.com

Purchaser Schedule
(to Note Purchase Agreement)

AmericasActive:15774630.9

Name of Purchaser Principal Amount

Massachusetts Mutual Life Insurance Company $17,500,000

Notice Information

Address: c/o Ares Management, 245 Park Avenue, 42nd Floor, New York, NY 10167

Attention: Andie Goh; Stephen Gardner; Allen Lo

E-mail: agoh@aresmgmt.com; sgardner@aresmgmt.com; alo@aresmgmt.com; structuredcreditops@aresmgmt.com

With copy to:

Address: c/o Ares Management, 245 Park Avenue, 42nd Floor, New York, NY 10167

Attention: Joshua Bloomstein; Matt Jill

Email: jbloomstein@aresmgmt.com; mjill@aresmgmt.com

Purchaser Schedule
(to Note Purchase Agreement)

AmericasActive:15774630.9

Name of Purchaser Principal Amount

Great American Life Insurance Company $7,500,000

Notice Information

Address: c/o Ares Management, 245 Park Avenue, 42nd Floor, New York, NY 10167

Attention: Andie Goh; Stephen Gardner; Allen Lo

E-mail: agoh@aresmgmt.com; sgardner@aresmgmt.com; alo@aresmgmt.com; structuredcreditops@aresmgmt.com

With copy to:

Address: c/o Ares Management, 245 Park Avenue, 42nd Floor, New York, NY 10167

Attention: Joshua Bloomstein; Matt Jill

Email: jbloomstein@aresmgmt.com; mjill@aresmgmt.com

Purchaser Schedule
(to Note Purchase Agreement)

AmericasActive:15774630.9

Name of Purchaser Principal Amount

Fidelity & Guaranty Life Insurance Company $25,000,000

Notice Information

Address: c/o Ares Management, 245 Park Avenue, 42nd Floor, New York, NY 10167

Attention: Andie Goh; Stephen Gardner; Allen Lo

E-mail: agoh@aresmgmt.com; sgardner@aresmgmt.com; alo@aresmgmt.com; structuredcreditops@aresmgmt.com

With copy to:

Address: c/o Ares Management, 245 Park Avenue, 42nd Floor, New York, NY 10167

Attention: Joshua Bloomstein; Matt Jill

Email: jbloomstein@aresmgmt.com; mjill@aresmgmt.com

Purchaser Schedule
(to Note Purchase Agreement)

AmericasActive:15774630.9